                                  EXHIBIT K-5

             ANALYSIS OF ASSETS, REVENUES AND ELECTRIC CUSTOMERS OF
                   FIRSTENERGY, GPU AND THE COMBINED COMPANY
                   AT OR FOR THE YEAR ENDED DECEMBER 31, 2000

                                                          TOTAL            TOTAL          NET          ELECTRIC
                                                          ASSETS          REVENUES       INCOME        CUSTOMERS
                                                          (000)            (000)          (000)

FIRSTENERGY CORP.
PUBLIC UTILITY COMPANIES

     Ohio Edison Company (Consolidated)                $ 8,154,151      $2,726,708      $ 336,456      1,137,485

          Ohio Edison Company (Corporate)              $ 7,165,242      $2,343,596      $ 313,609        999,521

          Pennsylvania Power Company                   $   988,909      $  383,112      $  22,847        137,964

     The Cleveland Electric Illuminating Company       $ 5,964,631      $1,887,039      $ 202,950        741,376

     The Toledo Edison Company                         $ 2,652,267      $  954,947      $ 137,233        302,999

     American Transmission Systems, Incorporated       $   705,874      $   71,725      $  19,537             --

NON-UTILITY COMPANIES                                  $ 1,532,594      $1,759,986      $ (48,989)        30,192

INTERCOMPANY ELIMINATIONS                              $(1,068,223)     $ (371,444)     $ (48,217)

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TOTAL FIRSTENERGY CORP.                                $17,941,294      $7,028,961      $ 598,970      2,212,052
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GPU, INC.
PUBLIC UTILITY COMPANIES

     Jersey Central Power & Light Company              $ 6,217,355      $1,979,297      $ 210,812      1,008,494

     Metropolitan Edison Company                       $ 3,161,379      $  842,333      $  81,895        495,430

     Pennsylvania Electric Company                     $ 3,048,119      $  901,881      $  39,250        580,147

FOREIGN UTILITY AND NON-UTILITY COMPANIES              $ 6,835,608      $1,472,745      $ (98,419)     2,690,000

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TOTAL GPU, INC.                                        $19,262,461      $5,196,256      $ 233,538      4,774,071
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PRO FORMA FIRSTENERGY CORP. AND GPU, INC.
AS A COMBINED COMPANY                                  $38,709,000                                     8,986,123
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